Exhibit 10.4

FOR RELEASE AT 4:15 PM ET AUGUST 29, 2005	For more information, contact: Thomas F. Rose Chief Financial Officer

Wendy Crites Wacker, APR Corporate Communications Phone (386) 418-8888

REGENERATION TECHNOLOGIES, INC. CLOSES ON PRIVATE PLACEMENT OF 2.8 MILLION SHARES

ALACHUA, Fla. (August 29, 2005) – Regeneration Technologies, Inc. (RTI) (Nasdaq: RTIX), the Florida-based processor of orthopedic, cardiovascular and other biologic implants, today announced that it has completed a private placement of its common stock with a group of accredited investors. Pacific Growth Equities, LLC acted as the placement agent for the financing.

RTI sold 2.8 million shares of common stock at $8.55 per share to the accredited investors, for an aggregate purchase price of approximately $23.9 million. The net proceeds are estimated to be $22.2 million. The proceeds from the financing will be used for general working capital purposes.

The shares of common stock sold to the investors were not registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. RTI has agreed to file a registration statement in the next 30 days covering resales of these shares by the investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock.

About Regeneration Technologies, Inc.

RTI processes allograft and xenograft tissue into shaped implants for use in orthopedic, cardiovascular and other surgeries with a commitment to science, safety and innovation.

RTI also holds the patents on BioCleanse®, the only proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the tissue. The company has distributed more than 600,000 allograft implants sterilized with the BioCleanse process with zero incidence of infection. RTI is accredited by the American Association of Tissue Banks and was named a 2004 Technology Pioneer by the World Economic Forum.

Except for historical information, any statements made in this press release about the company’s anticipated financial results, future operational results, regulatory approvals or changes to the company’s agreements with its distributors are forward-looking statements subject to risks and uncertainties, such as those described in the company’s public filings on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s web site at www.rtix.com or the SEC’s web site at www.sec.gov.

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